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                                                                   EXHIBIT 10.07

                         ARISTECH CHEMICAL CORPORATION

                           DEFERRED COMPENSATION PLAN

         Aristech Chemical Corporation, a Delaware corporation, (the "Company"), hereby establishes this Deferred Compensation Plan (the "Plan"), effective February 22, 1996 for the purpose of attracting high quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by restoring some of the savings opportunities and employer-provided benefits that are lost under the Aristech Savings Plan because of legislative limits. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive's retirement.

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 ADMINISTRATOR shall mean a Committee consisting of the Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and President and Chief Operating Officer of the Company.

         1.2 ANNUAL DEFERRAL shall mean the amount of Compensation which the Participant elects to defer for a Plan Year pursuant to Articles 2 and 3 of the Plan.

         1.3 BASE SALARY shall mean the Participant's total annual base salary payable to such Participant at the salary rate in effect on the date specified, but without reduction for any salary reduction contributions (i) to cash or deferred arrangements under Section 401(k) of the Code, (ii) to a cafeteria plan under Section 125 of the Code, or (iii) to a non-qualified deferred compensation plan. Base salary shall not take into account any incentive bonuses, reimbursed expenses, credits or benefits under any plan of deferred compensation to which the Company contributes, or any additional cash compensation or compensation payable in a form other than cash.

         1.4 BENEFICIARY shall mean the person or persons or entity designated as such in accordance with Article 9 of the Plan.

         1.5 CHANGE IN CONTROL shall mean:

                  (a) any transaction that results in Mitsubishi Corporation and its subsidiaries (which shall include any corporation in an unbroken chain of corporations beginning with Mitsubishi Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50 percent) of the total

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         combined voting power of all classes of stock in one of the other corporations in the chain) (collectively, the "MC Group") no longer being the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, which shall in any event include having the power to vote (or cause to be voted at the direction of any member of the MC Group) pursuant to contract, irrevocable proxy or otherwise) of stock possessing at least fifty percent (50 percent) of the combined voting power of the issued and outstanding shares of all classes of the Company's stock entitled to vote generally in the election of directors ("Voting Stock"), whether as a result of the issuance of securities of the Company, any direct or indirect transfer of securities of the Company or otherwise; or

                  (b) approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, the MC Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50 percent) of the total combined voting power of the issued and outstanding shares of all classes of Voting Stock of the corporation resulting from such reorganization, merger or consolidation; or

                  (c) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

                  (d) the sale or other disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, the MC Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50 percent) of the total combined voting power of the issued and outstanding shares of all classes of Voting Stock.

         1.6 COMPANY shall mean Aristech Chemical Corporation, and its successors and assigns.

         1.7 COMPANY MATCHING ACCOUNT shall mean the bookkeeping account established for a Participant pursuant to Article 5 of the Plan.

         1.8 COMPANY MATCHING CREDIT shall mean the Company's credit to the Participant's Company Matching Account under Article 5.

         1.9 COMPENSATION shall mean the sum of the Participant's Base Salary and Performance Awards for a Plan Year.

         1.10 CREDITING RATE shall mean an effective annual rate equal to one hundred twenty-five percent (125 percent) of the 60- month rolling average of the Ten-Year United States Treasury Notes or such other rate as determined by the Company. Such interest

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will be compounded on a daily basis and posted to the Participant's Account per each pay period. The 60-month rolling average rate will be determined once each Plan Year and will be the rate in effect as of September 30 of the year prior to the Plan Year to which it applies as determined by the Chief Financial Officer of the Company.

         Notwithstanding the method of calculating the Crediting Rate, the Company shall be under no obligation to purchase any investments used for determining the Crediting Rate.

         1.11 DEFERRAL ACCOUNT shall mean the bookkeeping account established for a Participant pursuant to Article 5 of the Plan.

         1.12 DEFERRAL ACCOUNT BENEFIT shall mean the benefit which may become payable to the Participant with respect to Deferral Account B and/or C as described in Article 5.

         1.13 DEFERRED COMPENSATION PLAN shall mean this Aristech Chemical Corporation non-qualified elective deferred compensation plan, as the same may be amended from time to time.

         1.14 DEFERRED PAYMENT YEAR means the year elected by the Participant for the payment of a Scheduled Withdrawal from Deferral Account B and/or C, pursuant to Articles 2 and 5 of the Plan. The Deferred Payment Year shall not be later than the year in which the Participant will attain age 70.

         1.15 DISABILITY shall mean any long term disability as defined under the Company's long-term disability plan. The Administrator, in its complete and sole discretion, shall determine whether a Participant is under a Disability. The Administrator may require that the Participant submit to an examination on an annual basis, at the expense of the Company, by a competent physician or medical clinic selected by the Administrator to confirm the existence or continuance of a Disability. On the basis of such medical evidence, the determination of the Administrator as to whether or not a condition of Disability exists or continues shall be conclusive.

         1.16 EARLY RETIREMENT DATE shall mean the first day of the month coincident with or immediately following the date a Participant terminates employment (for reasons other than death) after attaining age 55 and being credited with at least 10 years of Vesting Service but prior to his Normal Retirement Date.

         1.17 ELIGIBLE EMPLOYEE shall mean a member of the Corporate Management Committee who has been designated and notified as being eligible. From time to time, the Executive Committee of the Board may designate additional key employees of the Company as eligible to participate in the Plan. Such determination shall take the form of a resolution adopted by the Executive Committee of the Board

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identifying such employees by name or by title of position. In making such determination, the Executive Committee of the Board shall give consideration to the function and responsibilities of the employee, his or her past contributions to the profitability and sound growth of the Company and such other factors as the Board may deem appropriate. Such determination need not be uniform and may be made selectively by the Board among the employees of the Company.

         1.18 ENROLLMENT PERIOD shall mean each month of November or such other periods for open enrollments as may determined from time to time in the sole discretion of the Administrator. For the initial Plan Year, the Enrollment Period shall be March 20 through April 20, 1996.

         1.19 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.20 FINANCIAL HARDSHIP shall mean an unexpected need for cash arising from an illness, Disability, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

         1.21 NORMAL RETIREMENT DATE shall mean the date on which a Participant attains age 62.

         1.22 PARTICIPANT shall mean an Eligible Employee who has elected to participate and has completed a Participation Election pursuant to Article 2 of the Plan, and shall include both persons actively employed by the Company as well those who have terminated employment following Normal or Early Retirement Date and who have not received distribution of their Plan Benefit.

         1.23 PARTICIPATION ELECTION shall mean the Participant's written election to participate in the Plan.

         1.24 PERFORMANCE AWARDS shall mean amounts paid in cash to the Participant by the Company in the form of annual variable compensation or annual bonuses or long-term incentive bonuses before reductions for deferrals under the Plan, the Savings Plan, or other benefit plans of the Company.

         1.25 PLAN BENEFIT shall mean the entire vested benefit payable to a Participant under the Plan.

         1.26 PLAN YEAR shall mean the calendar year, except that the first Plan Year shall commence May 1, 1996 and end on December 31, 1996.

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         1.27 OTHER INCENTIVE AWARDS shall mean incentive awards paid in cash which are not Performance Awards and which the Administrator, in its sole and absolute discretion, may permit to be deferred.

         1.28 RETIREMENT shall mean a termination of employment following Normal or Early Retirement Date.

         1.29 SALARIED PENSION PLAN shall mean the Aristech Salaried Pension Plan, as the same may be amended from time to time.

         1.30 SAVINGS PLAN shall mean the Aristech Savings Plan as it currently exists and as it may subsequently be amended from time to time.

         1.31 SCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the Participant's Plan Benefits as elected by the Participant pursuant to the provisions of Article 6 of the Plan.

         1.32 STATUTORY LIMIT shall mean any statutory or regulatory limit on salary reduction or matching contributions to the Savings Plan, or on compensation taken into account in calculating employer or employee contributions to the Savings Plan. The impact of such limits on the Participants shall be determined by the Company based upon its best estimates and according to procedures determined by the Administrator. Once the Company has determined the impact of the Statutory Limits, no adjustment shall be made to increase deferrals or Matching Credits under this Plan as a result of any adjustments ultimately required under the Savings Plan due to actual employee contributions or other factors.

         1.33 TERMINATION OF EMPLOYMENT shall mean the Participant's employment with the Company ceases for any reason whatsoever, whether voluntary or involuntary, other than Retirement or death.

         1.34 TOTAL AND PERMANENT DISABILITY shall have the meaning given to that term in the Amended and Restated Aristech Salaried Pension Plan.

         1.35 UNSCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the Participant's Plan Benefit as requested by the Participant pursuant to the provisions of Article 6 of the Plan.

         1.36 VALUATION DATE shall mean the first day of the month following the month in which Termination of Employment, death, election of Scheduled Withdrawal, or election of Unscheduled Withdrawal occurs. In the event of Retirement or Disability, the Valuation Date shall mean the November 30 of the year preceding the Plan Year in which benefit payments are to be made.

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         1.37 VESTING shall mean the Participant's nonforfeitable right to receive Compensation deferred under the Plan and earnings thereon and Company Matching Credits and earnings thereon.

         1.38 VESTING SERVICE shall have the meaning given to that term under the Salaried Pension Plan.

                                   ARTICLE 2

                                 PARTICIPATION

          2.1 PARTICIPATION ELECTION. An Eligible Employee shall become a Participant in the Plan on the first day of the Plan Year coincident with or next following the date the employee becomes an Eligible Employee, provided such Eligible Employee has submitted to the Administrator a Participation Election. To be effective, the Eligible Employee must submit the Participation Election to the Administrator during the Enrollment Period designated by the Administrator. In the Participation Election Form, the Eligible Employee shall designate a Beneficiary, the Annual Deferral for the covered Plan Year, the Deferred Payment Year or Years (subject to the limits of Article 5.1.1) the form of benefit distributions, and any other information or elections required by the Administrator. Notwithstanding the foregoing, the Administrator, in its sole discretion, may permit a newly Eligible Employee to submit a Participation Election within 30 days of that employee becoming eligible, and deferrals shall commence as soon as practical thereafter. To the extent that no deferrals are ultimately made under a Participation Election, then the Eligible Employee will no longer be considered a Participant for purposes of that Participation Election.

         2.2 ANNUAL DEFERRAL. In the Participation Election, and subject to the restrictions in Article 3, the Eligible Employee shall designate the percentage rate of the Annual Deferral for a the applicable Plan Year. The designated percentage must be expressed in whole percentages. The Participation Election shall apply to salary earned after the date of the election and paid in the applicable Plan Year, If a Participant elects to defer from Performance Awards, the Participation Election shall apply to Performance Awards earned in the Plan Year after the date of the election and paid in the following Plan Year. For example, an Eligible Employee may complete a Participation Election in November 1996 covering Performance Awards to be earned in 1997 which will be paid (except to the extent deferred) in 1998. Notwithstanding the foregoing, upon commencement of the Plan, Eligible Employees may elect to defer Performance Awards to be earned in 1996 and otherwise payable in 1997.

         2.3 DURATION OF ANNUAL DEFERRAL. Annual Deferrals shall commence January 1 of the covered Plan Year and shall continue through December 31 of that Plan Year, or, in the case of a

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Participant who has elected to defer from Performance Awards, through the date of payment of such Performance Awards, except in the case of the first Plan Year where deferrals will commence as soon as practical after the date of the election and continue through December 31, 1996.

         2.4 CONTINUATION OF PARTICIPATION. An Eligible Employee who has elected to participate in the Plan by making an Annual Deferral shall continue as a Participant in the Plan until such employee ceases to be an Eligible Employee. A Participant shall not be eligible to elect a new Annual Deferral unless the Participant is an Eligible Employee for the Plan Year for which the election is made. In the event a Participant transfers to a subsidiary of Aristech Chemical Corporation and that subsidiary does not participate in the Plan, the Participant's Annual Deferral shall cease, and the Participant's Plan Benefit shall be held and administered in accordance with this Plan until such time as the benefits are distributed as originally elected by the Participant in the Participation Election.

                                   ARTICLE 3

                               EMPLOYEE DEFERRALS

         3.1 DEFERRAL ELECTION. The Participation Election shall designate a specified percentage of Base Salary and/or Performance Awards and/or Other Incentive Awards to be deferred. Annual Deferrals under this Plan shall be irrevocable, except as provided under Articles 6, 7, and 10 of the Plan. For deferrals to occur, the Participant must be actively employed at the time the Compensation would otherwise have been paid but for the deferral.

         3.2 MINIMUM ANNUAL DEFERRAL. The Annual Deferral must equal or exceed a minimum established by the Administrator. Initially, the minimum deferral is 5 percent of the Participant's Base Salary or Performance Awards.

         3.3 MAXIMUM ANNUAL DEFERRAL. A Participant's Annual Deferral from Base Salary for a Plan Year may not exceed 50% of the Participant's Base Salary. The Annual Deferral from Performance Awards for a Plan Year may not exceed 90 percent of the Participant's Performance Awards. The Company may, in its sole discretion, reduce the Annual Deferral to accommodate mandatory withholdings required by law.

         3.4 DEFERRAL ABOVE A FLOOR AMOUNT. A Participant can also elect to defer only portions of the Performance Award over a floor amount specified by the Participant which would not be deferred.

         3.5 DELAY BEFORE PAYMENT OF BENEFIT. A Participant cannot elect deferrals to a Deferral Account for which the Participant has elected a Deferred Payment Year for scheduled withdrawal purposes

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if the deferral will not be credited to the Account at least one full calendar year before the Deferred Payment Year.

         3.6 VESTING. The Participant's right to receive Compensation deferred under this Article 3, and earnings thereon, shall be 100 percent vested at all times.

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                                   ARTICLE 4

                            COMPANY MATCHING CREDITS

         4.1 AMOUNT. The Company's Matching Credit in each Plan Year shall equal the maximum matching contributions that would have been credited to the Participant under the Savings Plan for the Plan Year had the Participant's Annual Deferral been contributed to the Savings Plan and had the Statutory Limit not been in effect; provided, however, that a Participant shall receive a Company Matching Credit for a Plan Year if the Participant contributes the maximum permitted elective deferral for the Plan Year under the Savings Plan. The Company Matching Credit in each Plan Year shall be reduced by the amount of employer matching contributions, if any, actually credited to the Participant's account under the Savings Plan.

         4.2 VESTING. The Participant's right to receive Company Matching Credits earned in any Plan Year, and earnings thereon, shall be one hundred percent (100 percent) vested as of the first day of the calendar year following the year in which the Annual Deferrals generating the Company Matching Credits were credited to the Deferral Accounts or upon death, Disability, Retirement, Change in Control, or Termination of Plan.

                                   ARTICLE 5

                 DEFERRAL ACCOUNTS AND COMPANY MATCHING ACCOUNT

         5.1 DEFERRAL ACCOUNTS.

                      5.1.1 DEFERRAL ACCOUNTS. The Company shall establish on its books up to three Deferral Accounts for each Participant who elects Annual Deferrals under Article 2. The Deferral Accounts shall be designated "Account A", "Account B" and "Account C". When completing a Participation Election, the Participant shall indicate the percentage of the Annual Deferral that is to be allocated to one or more of the three Deferral Accounts. The Participant shall elect a different Deferred Payment Year for each such Account elected, provided, however, that Account A may only be distributed upon Retirement and the Participant shall elect a form of payment for the benefit to be paid upon Retirement. The election of a Deferred Payment Year for an Account is irrevocable, except as otherwise expressly provided herein. Once the Deferred Payment Year for an Account arrives, the Participant shall have the option of designating a new Deferred Payment Year for such Account applicable only to Annual Deferrals deferred into the Account in subsequent Plan Years.

                      5.1.2 TIMING OF CREDITS. The Company shall credit to the Deferral Accounts the Annual Deferrals under Article 3 as

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         of the same day of the month in which the amounts would have been paid to the Participant but for the deferral.

         5.2 COMPANY MATCHING ACCOUNT.

                      5.2.1 COMPANY MATCHING ACCOUNT. The Company shall establish on its books a Company Matching Account for each Participant.

                      5.2.2 TIMING OF CREDITS. The Company shall credit to the Company Matching Account the Company Matching Credits under Article 4 as of the first day of the calendar year following the year in which the Annual Deferrals generating the Company Matching Credits were credited to the Deferral Accounts.

         5.3 CREDITING RATES. Earnings shall be credited at the Crediting Rate.

         5.4 BOOKKEEPING ACCOUNTS. The Company Matching Account and Deferral Accounts are solely an accounting device for measuring the benefits that may become payable to a Participant under this Plan. Participants and Beneficiaries shall at all times be general unsecured creditors of the Company for the payment of benefits, with no special or prior right to any Company assets.

         5.5 STATEMENT OF ACCOUNTS. The Administrator shall provide periodically to each Participant a statement setting forth the balance of the Deferral and Company Matching Accounts maintained for such Participant.

                                   ARTICLE 6

                 DEFERRAL AND COMPANY MATCHING ACCOUNT BENEFITS

         The provisions of this Article 6 shall apply separately to each Deferral Account created for each Participant. In addition, the provisions of this Article 6 shall apply to the Company Matching Account created for each Participant. The vested balance of the Company Matching Account shall automatically and without any election on the Participant's part be distributed at the same time and in the same form as the Deferral Account Benefit under Account A.

         6.1 CALCULATION. The Deferral Account Benefit shall be an amount equal to the Annual Deferrals credited to the Deferral Account plus the earnings thereon.


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         6.2 RETIREMENT BENEFITS.

         The provisions of this paragraph 6.2 apply to distributions from a Deferral Account if the Participant elects distributions for such Account to commence on or after Retirement.

                  6.2.1 ENTITLEMENT. The Participant shall be entitled to retirement benefits under this paragraph 6.2 upon Early or Normal Retirement.

                  6.2.2 FORM OF BENEFIT. The Company shall pay the Deferral Account Benefit under this paragraph 6.2.2 in the form of benefit the Participant elected for such Account. Permissible forms of benefits shall be determined by the Administrator, but shall include a lump sum, monthly installments over 5, 10 or 15 years, or an initial lump sum with the balance paid in monthly installments over 5, 10 or 15 years. Absent an election by the Participant, the Benefit shall be paid in monthly installments over 15 years. The Participant's election shall be as indicated on the Participation Election on which the Participant first elected deferrals to such Account, unless the Participant elected a different form of benefit by a written election filed with the Administrator at least 13 months prior to Retirement, in which case the different form elected shall control. However, the Administrator, in its sole discretion, may ignore any change in the form of benefit elected by the Participant if it determines that the ability to make such changes causes the Deferral Account Benefit to become taxable to the Participant prior to actual receipt of the Benefit payments. If installment payments apply, the Administrator shall adjust the amount of each installment to reflect interest credited to the Account during the Benefit payment period.

                  6.2.3 TIMING. The Company shall commence benefit payments no later than the latest of (i) January 31 following the Participant's Retirement, (ii) 90 days after the Participant's Retirement, or (iii) January 31 of the Deferred Payment Year.

                  6.2.4 SMALL BENEFIT EXCEPTION. Notwithstanding any of the foregoing, if at Retirement the sum of all Plan Benefits payable to the Participant from all Deferral Accounts is no greater than $10,000, the Administrator may, in its sole discretion, elect to pay such benefits in a single lump sum. If the installment payments are less than $300 each, the Administrator may, in its sole discretion, elect to shorten the benefit payment period.

         6.3 SCHEDULED WITHDRAWALS.

         The provisions of this Paragraph 6.3 apply if the Participant elects a distribution from Deferral Account B and/or C

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by specifying a Deferred Payment Year on the Participation Election
creating such Account.

                  6.3.1 ENTITLEMENT. If the Participant continues to be employed by the Company to the Deferred Payment Year, the Company shall commence payment to the Participant of the Deferral Account Benefit. If the Participant elects a distribution to occur after Retirement, the distribution will be made in the year elected.

                  6.3.2 FORM OF BENEFIT. If the Participant is employed by the Company at the time of distribution in the Deferred Payment Year, the Company shall pay the Deferral Account Benefit in a single lump sum. If the Participant has retired prior to the Deferred Payment Year, payments shall be made as originally elected by the Participant.

                  6.3.3 TIMING. The Company shall pay the Benefit in March of the year specified if the Participant is still employed by the Company; provided, however, that the Administrator may defer commencement of the payment of Benefits for one year if it determines, in its sole discretion, that the Company would lose the tax deduction for payment of the Benefit if the Benefit were paid earlier.

         6.4 DISABILITY BENEFITS. In the event of the Participant's Disability, the Company shall pay the Deferral Account Benefits to the Participant on the date the Disability benefits commence and in the form they would have been paid if the Participant had retired from the Company.

         6.5 EARLY TERMINATION BENEFITS. If the Participant terminates employment prior to age 55 for reasons other than Disability or death, the Company shall pay the Deferral Account Benefit to the Participant in a lump sum within 90 days after the last day of the month in which the termination occurred; provided, however, that the Administrator may defer payment of the benefit until January of the year following the Participant's termination if it determines, in its sole discretion, that the Company would lose a tax deduction if paid earlier.

         6.6 UNSCHEDULED WITHDRAWALS.

                  6.6.1 GENERAL PROVISIONS. A Participant (or Beneficiary) may request an Unscheduled Withdrawal of all or any portion of the entire amount credited to any or all of the Participant's Deferral Accounts and/or Company Matching Account, subject to the following restrictions: (i) the minimum withdrawal shall be 25 percent of the balance of the specified Account, (ii) an election to withdraw 75 percent or more of the Account balance shall be deemed to be an election to withdraw the entire Account balance, (iii) an Unscheduled

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         Withdrawal may be made only once a year, and (iv) the Company shall deduct (and retain) from the Unscheduled Withdrawal a forfeiture amount of 10 percent of the amount withdrawn, or such other amount determined by the Administrator to be necessary to maintain the deferral of income taxes on Plan Benefits. In addition, if the Participant is employed by the Company at the time of the withdrawal,
         (i) deferrals shall cease for the year in which the election for an Unscheduled Withdrawal is made, and (ii) the Participant shall not recommence deferrals under the Plan until after the end of the Plan Year following the Plan Year in which the election for the Unscheduled Withdrawal is made.

                  6.6.2 FOLLOWING CHANGE IN CONTROL. If the Participant's election for an Unscheduled Withdrawal occurs within two years after a Change in Control, the provisions under Paragraph 6.6.1 shall apply, except that the forfeiture amount shall be reduced to 6 percent of the amount withdrawn.

                  6.6.3 TIMING OF PAYMENT. The Company shall pay the Unscheduled Withdrawal amount within 90 days after receiving the request under paragraph 6.6.1, and within 30 days after receiving the request under paragraph 6.6.2.

         6.7 SURVIVOR BENEFITS.

                  6.7.1 PRE-TERMINATION DEATH. If the Participant dies prior to Termination of Employment for any other reason, the Company shall pay to the Participant's Beneficiary a survivor benefit equal to the balance of the Participant's Company Matching and Deferral Accounts. The Company shall pay such amount to the Beneficiary in a cash lump sum within 90 days after the Participant's death.

                  6.7.2 POST-TERMINATION DEATH. If the Participant dies after Termination of Employment, the Company shall pay to the Participant's Beneficiary a survivor benefit equal to the balance of the Participant's Company Matching and Deferral Accounts, with payment made in a cash lump sum within 90 days after the Participant's death; provided, however, that if the Participant was receiving benefit installments at the time of death, the Company shall not pay the benefits in a lump sum, but shall continue to pay such benefit installments to the Beneficiary at the same time they would have been paid to the Participant.

                  6.7.3 ALTERNATE FORMS OF PAYMENT. Within 60 days after the Participant's death, the Beneficiary may petition the Administrator for a different form of benefit payment than that provided above. The Administrator shall have sole discretion in determining whether to grant or deny the Beneficiary's petition.

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                  6.7.4 SMALL BENEFIT EXCEPTION. Notwithstanding any of the
         foregoing, if the sum of all benefits payable to the Beneficiary from all Deferral Accounts is no greater than $10,000, the Administrator may, in its sole discretion, elect to pay such benefits in a single lump sum. If the installment payments are less than $300 each, the Administrator may, in its sole discretion, elect to shorten the Benefit payment period.

                                   ARTICLE 7

                         CONDITIONS RELATED TO BENEFITS

         7.1 NONASSIGNABILITY. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

         7.2 FINANCIAL HARDSHIP DISTRIBUTION. Upon a finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Administrator may in its sole discretion, permit the Participant to cease any on-going deferrals and accelerate distribution of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make deferrals under the Plan until one entire Plan Year following the Plan Year in which a distribution based on Financial Hardship was made has elapsed. A Disability shall be considered a Financial Hardship.

         7.3 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

         7.4 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder.

         7.5 WITHHOLDING. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

                                   ARTICLE 8

                             ADMINISTRATION OF PLAN

         The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Executive Committee of the Board of Directors as Plan Administrator.

         The Administrator shall have the sole and absolute authority and discretion to administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding. The individuals serving on the committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.

                                   ARTICLE 9

                            BENEFICIARY DESIGNATION

         The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations.

         If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 10

                       AMENDMENT AND TERMINATION OF PLAN

         10.1 AMENDMENT OF PLAN. The Company may at any time amend the Plan in whole or in part, provided, however, that such amendment (i) shall not decrease the balance of the Participant's Deferral Accounts or Company Matching Account at the time of such amendment and (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such amendment. The Company may amend the Crediting Rates of the Plan prospectively, in which case the Company shall notify the Participant of such amendment in writing within thirty (30) days after such amendment. Notwithstanding the foregoing, the Company may not amend or terminate the Plan for two (2) entire Plan Years following a Change In Control without the consent of a majority of the Participants.

         10.2 TERMINATION OF PLAN. The Company may at any time terminate the Plan; provided, however, that such termination (i) shall not decrease the balance of the Participant's Deferral Accounts or Company Matching Account at the time of such termination and (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such termination. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits, and the Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan as monthly installments over a three (3) year period commencing within ninety (90) days. In the event the Plan is terminated within two (2) years following a Change In Control, the Participant's Account Balance shall be credited with earnings during the foregoing three (3) year installment period at the Crediting Rate method in effect prior to the Change In Control.

         10.3 CONSTRUCTIVE RECEIPT TERMINATION. In the event the Administrator determines that any amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes before such amounts would otherwise be paid hereunder, such amounts shall be distributed to Participants at a time and in a form appropriate to facilitate the payment of taxes as may be determined by the Administrator. The determination of the Administrator under this Article 10.3 shall be binding and conclusive.

                                   ARTICLE 11

                                 MISCELLANEOUS

         11.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         11.2 EXEMPT ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

         11.3 TRUST. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

         11.4 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

         11.5 GENDER, SINGULAR AND PLURAL. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         11.6 CAPTIONS. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         11.7 VALIDITY. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

         11.8 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

          11.9 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

                                   ARTICLE 12

                          CLAIMS AND REVIEW PROCEDURES

         12.1 CLAIMS PROCEDURE. The Plan Administrator or its designee shall notify a Participant in writing, within ninety (90) days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administrator or its designee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based,
(3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Plan Administrator or its designee determines that there are special circumstances requiring additional time to make a decision, the Plan Administrator or its designee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         12.2 REVIEW PROCEDURE. If a Participant is determined by the Plan Administrator not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the Plan Administrator by filing a petition for review with the Plan Administrator within sixty (60) days after receipt of the notice issued by the Plan Administrator. Said petition shall state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. The Plan Administrator shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for additional information, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Plan Administrator, but notice of this deferral shall be given to the Participant. In the event of the death of the Participant, the same procedures shall apply to the Participant's Beneficiaries.

                                   ARTICLE 13

                                   EXECUTION

         In order to record the due adoption of this Plan, the Company has caused the execution hereof by its authorized officers, as of the 22nd day of February, 1996.

                                     ARISTECH CHEMICAL CORPORATION

ATTEST:

By:                                  By:
   ----------------------------         -------------------------
    General Counsel & Secretary          Chairman of the Board and Chief
                                         Executive Officer